Exhibit 99.2

June 11, 2018

FOR ADDITIONAL INFORMATION

Media Ken Stammen Manager, Communications (614) 460-5544 kstammen@nisource.com	Investors Randy Hulen Vice President, Investor Relations (219) 647-5688 rghulen@nisource.com	Sara Macioch Manager, Investor Relations (614) 460-4789 smacioch@nisource.com

NiSource Announces Consideration for Cash Tender Offer

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) announced today the consideration for each series of notes subject to the previously announced cash tender offer (the “Tender Offer”) by NiSource for any and all of the outstanding aggregate principal amount of the outstanding debt securities listed below (collectively, the “Notes”). The consideration was calculated by the Dealer Manager at 11:00 a.m. New York City time today.

The consideration for each series of Notes per each $1,000 principal amount of Notes validly tendered and accepted for payment pursuant to the Tender Offer is set forth in the table below, and was determined in the manner described in the Offer to Purchase dated June 4, 2018 by reference to the applicable fixed spread specified below for that series over the yield based on the bid side price of the applicable U.S. Treasury Security specified below for that series. Holders whose notes are purchased will also receive accrued and unpaid interest thereon from the applicable last interest payment date up to, but not including, the settlement date, which is expected to be June 12, 2018. Interest will cease to accrue on the settlement date for all Notes accepted in the Tender Offer, including those tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase. Under no circumstances will additional interest accrue or be payable by NiSource with respect to the Notes from or after the settlement date, whether by reason of Notes being tendered pursuant to the guaranteed delivery process, any delay of guaranteed delivery or otherwise.

Title of Security(1)	CUSIP / ISIN Number	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Consideration
6.80% Notes due 2019	65473QAT0 / US65473QAT04	$255,117,000	1.125% UST due 1/15/2019	FIT3	50	$1,023.82
5.45% Notes due 2020	65473QAR4 / US65473QAR48	$325,113,000	1.375% UST due 9/15/2020	FIT5	30	$1,055.78
6.125% Notes due 2022	65473QAV5 / US65473QAV59	$179,954,000	1.875% UST due 2/28/2022	FIT5	45	$1,102.30

(1)	Each series of Notes was originally issued as a debt security of the Company’s former wholly-owned finance subsidiary, NiSource Finance Corp. (“NiSource Finance”), and fully and unconditionally guaranteed by the Company. On November 30, 2017, in connection with the merger of NiSource Finance with and into the Company, the Company assumed all of the obligations of NiSource Finance with respect to the Notes, and the Notes became the debt securities of the Company.

The Tender Offer is made pursuant to the Offer to Purchase and a related Letter of Transmittal and Notice of Guaranteed Delivery, which set forth the terms and conditions of the Tender Offer.

The Tender Offer will expire at 5:00 p.m. New York City Time today, June 11, 2018, unless extended (such date and time, as the same may be extended, the “Expiration Time”). Holders of Notes must validly tender and not validly withdraw their Notes before the Expiration Time to be eligible to receive the consideration for the applicable series of Notes. No offer is conditioned upon any minimum amount of Notes being tendered or the consummation of any other offer. Each offer may be extended, terminated, or withdrawn separately.

NiSource’s obligation to accept for purchase, and to pay for, any of the Notes validly tendered (and not validly withdrawn) at or prior to the Expiration Time and accepted for purchase pursuant to the tender offer is conditioned upon the satisfaction or waiver of the conditions described in the Offer to Purchase.

NiSource has retained Credit Suisse Securities (USA) LLC to serve as the Dealer Manager for the Tender Offer. Credit Suisse Securities (USA) LLC may be contacted at (800) 820-1653 (toll free) or (212) 325-2476.

NiSource has also retained D.F. King & Co., Inc. to serve as the Tender Agent and Information Agent for the Tender Offer.

Copies of the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery may be obtained from D.F. King & Co., Inc. by telephone at (866) 342-1635 (toll-free) or for banks and brokers, at (212) 269-5550 (Banks and Brokers Only) or in writing at D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005.

Copies of the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery are also available at the following web address: http://www.dfking.com/nisource.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource has approximately 8,000 employees.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. Examples of forward-looking statements in this press release include statements and expectations regarding NiSource’s or any of its subsidiaries’ business, performance, growth, commitments, investment opportunities, and planned, identified, infrastructure or utility investments. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially from the projections, forecasts, estimates, plans, expectations and strategy discussed in this press release include, among other things, NiSource’s debt obligations; any changes in NiSource’s credit rating; NiSource’s ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; NiSource’s ability to obtain expected financial or regulatory outcomes; any damage to NiSource’s reputation; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with our business; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified work force; advances in technology; the ability of NiSource’s subsidiaries to generate cash; tax liabilities associated with the separation of Columbia Pipeline Group, Inc.; NiSource’s ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; the availability of insurance to cover all significant losses and other matters set forth in Item 1A, “Risk Factors” section of NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other filings with the Securities and Exchange Commission. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this press release, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

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